EQT Reports Third Quarter 2026 Results

CANONSBURG, October 27, 2026 -- EQT Corporation (NYSE: EQT) today announced financial and operational results for the third quarter of 2026.

Third Quarter 2026 Results:
•Production: Sales volume of 583 Bcfe, inclusive of 21 Bcfe of strategic curtailments
•Capital Expenditures: $638 million, 10% below the low-end of guidance, driven by lower-than-expected upstream and midstream spending and continued benefit from operational efficiency gains
•Realized Pricing: Differential of $(0.64) favorable to guidance despite widening basis during the quarter due to benefits from marketing optimization and curtailment strategy
•Operating Costs: Total per unit operating costs of $1.09 per Mcfe, at the low end of guidance driven by lower-than-expected LOE and production tax
•Cash Flow: Net cash provided by operating activities of $1,083 million; generated free cash flow attributable to EQT(1) of $283 million
•Balance Sheet: Exited the quarter with $5.6 billion total debt and just under $5.5 billion net debt(1)

Third Quarter 2026 and Recent Highlights:
•Range Acquisition: Announced strategic acquisition of Range Resources Corporation, which will create America's largest and only vertically integrated natural gas producer with leading inventory depth, lowest cost structure, a fortress balance sheet and the largest natural gas marketing platform in the country
•POWER Pipeline: Launched open season for new 42-inch POWER Pipeline project connecting EQT's core Marcellus assets in Pennsylvania to growing demand at the Clarington hub in Ohio
•LNG Sales Contract: Signed 10-year LNG sales agreement with Ignitis Group, the largest supplier of electricity and natural gas in Lithuania
•Gulf Coast Storage: Contracted for 7 Bcf of storage capacity at Leaf River Energy Center's salt dome expansion project along the Gulf Coast; increases EQT's Gulf Coast storage capacity up to 11 Bcf and provides optimization flexibility to support the LNG business
•Dividend Increase: Increased dividend by 3% to $0.68 per share annualized; compounded annual dividend growth rate of ~7% since 2022 with durability underpinned by material cost structure improvements and synergy capture over this period

President and CEO Toby Z. Rice stated, "Third quarter results built on what has been an exceptional year of execution at EQT. Despite downward pressure on natural gas prices during the quarter, our marketing efforts drove stronger realized pricing, operating expenses came in at the low end of guidance and capital spending was well below expectations as efficiencies continue to accrue. This resulted in yet another quarter of greater-than-expected free cash flow generation."

Rice added, "We also announced our strategic combination with Range Resources, pairing two of the highest-quality, longest-duration asset bases in North America and creating a company uniquely positioned for the next era of natural gas. Our expanded resource base solidifies EQT as the operator of choice for premium, long-term supply arrangements and provides unique growth optionality underpinned by contractual demand. We believe this combination creates a must-own energy company capable of generating durable, through-cycle free cash flow while compounding value for shareholders for decades to come."

(1)A non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure.

Third Quarter 2026 Financial and Operational Performance

	Three Months Ended September 30,
	2026	2025	Change

	(Millions, unless otherwise noted)
Total sales volume (Bcfe)	583	634	(51)
Average realized price ($/Mcfe)	$2.72	$2.76	$(0.04)
Net income attributable to EQT	$279	$336	$(57)
Adjusted net income attributable to EQT (a)	$261	$329	$(68)
Diluted income per share (EPS)	$0.44	$0.53	$(0.09)
Adjusted EPS (a)	$0.42	$0.52	$(0.10)
Net income	$345	$407	$(62)
Adjusted EBITDA (a)	$1,143	$1,328	$(185)
Adjusted EBITDA attributable to EQT (a)	$1,021	$1,200	$(179)
Net cash provided by operating activities	$1,083	$1,018	$65
Adjusted operating cash flow (a)	$1,096	$1,221	$(125)
Adjusted operating cash flow attributable to EQT (a)	$975	$1,094	$(119)
Capital expenditures	$638	$618	$20
Capital contributions to equity method investments	$61	$2	$59
Free cash flow (a)	$398	$601	$(203)
Free cash flow attributable to EQT (a)	$283	$484	$(201)

(a)A non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure.

Per Unit Operating Costs
The following table presents certain of the Company's consolidated operating costs on a per unit basis.(a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(Per Mcfe)
Gathering	$0.09	$0.06	$0.09	$0.07
Transmission	0.43	0.40	0.42	0.43
Processing	0.12	0.13	0.12	0.14
Lease operating expense (LOE)	0.10	0.09	0.10	0.09
Production taxes	0.05	0.06	0.07	0.07
Operating and maintenance (O&M)	0.10	0.10	0.10	0.09
Selling, general and administrative (SG&A)	0.20	0.16	0.17	0.15
Operating costs	$1.09	$1.00	$1.07	$1.04

Production depletion	$0.94	$0.95	$0.94	$0.95

(a)References in this news release to the "Company" refer to EQT Corporation together with its consolidated subsidiaries. As used throughout this news release, per unit operating costs reflect, for each period presented, the consolidated amount of such operating cost for the Company (aggregated irrespective of business segment) divided by total sales volume (Mcfe).

Gathering expense per Mcfe increased for the three months ended September 30, 2026 compared to the same period in 2025 due primarily to higher volumes gathered by third parties from wells turned-in-line in the first quarter of 2026.

Transmission expense per Mcfe increased for the three months ended September 30, 2026 compared to the same period in 2025 due primarily to lower sales volume.

Selling, general and administrative expense increased for the three months ended September 30, 2026 compared to the same period in 2025 due primarily to higher long-term incentive compensation costs and higher professional service costs.

Liquidity
As of September 30, 2026, the Company had $63 million of borrowings outstanding under EQT Corporation's $3.5 billion revolving credit facility. Total liquidity, excluding available capacity under Eureka Midstream, LLC's (Eureka) revolving credit facility, as of September 30, 2026 was approximately $3.5 billion.

As of September 30, 2026, total debt and net debt(1) were $5.6 billion and $5.5 billion, respectively, compared to $7.8 billion and $7.7 billion, respectively, as of December 31, 2025.

(1)A non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure.

Fourth Quarter 2026 Outlook
The Company expects total sales volume of 550 – 600 Bcfe in the fourth quarter of 2026, which includes the impact of 10 – 20 Bcfe of strategic curtailments. The Company expects $540 – $610 million of maintenance capital expenditures in the fourth quarter of 2026. Strategic growth capital expenditures in the fourth quarter of 2026 are expected to total $185 – $225 million. The Company plans to turn-in-line (TIL) 16 – 26 net wells in the fourth quarter of 2026.

2026 Guidance

Production	Q4 2026	Full Year 2026
Total sales volume (Bcfe)	550 – 600	2,375 – 2,450
Liquids sales volume, excluding ethane (Mbbl)	3,150 – 3,450	14,700 – 15,000
Ethane sales volume (Mbbl)	1,900 – 2,050	8,850 – 9,000
Total liquids sales volume (Mbbl)	5,050 – 5,500	23,550 – 24,000

Btu uplift (MMBtu/Mcf)	1.050 – 1.060	1.050 – 1.060

Average Differential ($/Mcf, including basis hedges)	($0.65) – ($0.55)	($0.55) – ($0.35)

Resource Counts
Top-hole rigs	2 – 3	2 – 3
Horizontal rigs	3 – 4	3 – 4
Frac crews	2 – 3	2 – 3

Third-party Midstream Revenue ($ Millions)	$145 – $170	$600 – $700

Per Unit Operating Costs ($/Mcfe)
Gathering	$0.08 – $0.10	$0.09 – $0.11
Transmission	$0.43 – $0.45	$0.41 – $0.44
Processing	$0.11 – $0.13	$0.11 – $0.13
LOE	$0.11 – $0.13	$0.10 – $0.12
Production taxes	$0.06 – $0.08	$0.07 – $0.09
O&M	$0.12 – $0.14	$0.09 – $0.11
SG&A	$0.23 – $0.25	$0.18 – $0.20
Operating costs	$1.14 – $1.28	$1.05 – $1.20

Equity Method Investments and Midstream JV Noncontrolling Interest ($ Millions)
Distributions from equity method investments (a)	$50 – $60	$240 – $250
Distributions to PipeBox LLC (the Midstream JV) noncontrolling interest (b)	$100 – $115	$430 – $470

Capital Expenditures and Capital Contributions ($ Millions)
Upstream maintenance	$435 – $485	$1,590 – $1,640
Midstream maintenance	$50 – $60	$210 – $220
Corporate and capitalized costs	$55 – $65	$220 – $240
Total maintenance capital expenditures	$540 – $610	$2,020 – $2,100
Growth capital expenditures	$185 – $225	$580 – $640

Capital contributions to equity method investments (c)	$30 – $40	$145 – $155

(a)Includes distributions from Series A of Mountain Valley Pipeline, LLC for MVP Mainline and Laurel Mountain Midstream, LLC (LMM).
(b)Assumes Midstream JV cash distributions of 60% to third-party noncontrolling interest.
(c)Includes capital contributions to Mountain Valley Pipeline, LLC (the MVP Joint Venture), including to Series A of Mountain Valley Pipeline, LLC for MVP Mainline, Series B of Mountain Valley Pipeline, LLC for MVP Southgate and Series C of Mountain Valley Pipeline, LLC for MVP Boost, and LMM.

Third Quarter 2026 Earnings Webcast Information
The Company has canceled its third quarter 2026 earnings conference call following the announcement of EQT's acquisition of Range. A presentation accompanying third quarter 2026 results is available on the Company's investor relations website, ir.eqt.com, under "Events & Presentations."

Hedging (as of October 20, 2026)
The following table summarizes the approximate volume and prices of the Company's NYMEX hedge positions. The difference between the fixed price and NYMEX price is included in average differential presented in the Company's price reconciliation.

	Q4 2026 (a)	Q1 2027	Q2 2027	Q3 2027	Q4 2027
Hedged Volume (MMDth)	108	62	156	174	70
Hedged Volume (MMDth/d)	1.2	0.7	1.7	1.9	0.8
Swaps – Short
Volume (MMDth)	—	—	83	100	45
Avg. Price ($/Dth)	$—	$—	$3.13	$3.14	$3.16
Calls – Short
Volume (MMDth)	108	62	73	74	25
Avg. Strike ($/Dth)	$5.13	$5.77	$4.51	$4.51	$4.51
Puts – Long
Volume (MMDth)	108	62	73	74	25
Avg. Strike ($/Dth)	$3.72	$3.65	$3.00	$3.00	$3.00
Puts – Short
Volume (MMDth)	—	25	73	74	25
Avg. Strike ($/Dth)	$—	$2.50	$2.50	$2.50	$2.50

(a)October 1 through December 31.

The Company also entered into derivative instruments to hedge basis. The Company may use other contractual agreements to implement its commodity hedging strategy from time to time.

Non-GAAP Disclosures
This news release includes the non-GAAP financial measures described below. These non-GAAP measures are defined and reconciled to the most directly comparable GAAP measure. These non-GAAP measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income attributable to EQT Corporation, diluted EPS, net income, net cash provided by operating activities, total Upstream operating revenues, total debt or any other measure calculated in accordance with GAAP. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and historic costs of depreciable assets.

Adjusted Net Income Attributable to EQT and Adjusted EPS
Adjusted net income attributable to EQT is defined as net income attributable to EQT Corporation, excluding (gain) loss on sale/exchange of long-lived assets, impairments, the revenue impact of changes in the fair value of derivative instruments prior to settlement and certain other items that the Company's management believes do not reflect the Company's core operating performance. Adjusted EPS is defined as adjusted net income attributable to EQT divided by diluted weighted average common shares outstanding.

The Company's management believes that adjusted net income attributable to EQT and adjusted EPS provide useful information to investors regarding the Company’s financial condition and results of operations because it helps facilitate comparisons of operating performance and earnings trends across periods by excluding the impact of items that, in their opinion, do not reflect the Company’s core operating performance. For example, adjusted net income attributable to EQT and adjusted EPS reflect only the impact of settled derivative contracts; thus, the measures exclude the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement.

The table below reconciles adjusted net income attributable to EQT and adjusted EPS with net income attributable to EQT Corporation and diluted EPS, respectively, the most comparable financial measures calculated in accordance with GAAP, each as derived from the Statements of Condensed Consolidated Operations to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(Thousands, except per share amounts)
Net income attributable to EQT Corporation	$278,691	$335,862	$1,977,345	$1,362,148
(Deduct) add:
(Gain) loss on sale/exchange of long-lived assets	(2,893)	(5,623)	659	(2,402)
Impairment and expiration of leases	6,007	3,476	16,062	9,391
(Gain) loss on derivatives	(100,287)	(135,784)	93,342	(176,829)
Net cash settlements received (paid) on derivatives	70,521	74,960	(160,527)	(118,390)
Other expenses (a)	3,802	28,962	10,422	182,693
Loss on debt extinguishment	18	1,909	29,887	19,478
Tax impact of non-GAAP items (b)	5,557	24,818	2,570	38,774
Adjusted net income attributable to EQT	$261,416	$328,580	$1,969,760	$1,314,863

Diluted weighted average common shares outstanding	629,172	628,324	628,992	611,427
Diluted EPS	$0.44	$0.53	$3.14	$2.23
Adjusted EPS	$0.42	$0.52	$3.13	$2.15

(a)Consists primarily of transaction costs associated with acquisitions and other strategic transactions as well as costs related to exploring new venture opportunities. Other expenses for the three and nine months ended September 30, 2025 included the impact of $21.0 million and $24.5 million, respectively, of cash transaction costs related to the Company's acquisition of Olympus Energy (the Olympus Energy Acquisition), and, for the nine months ended September 30, 2025 included the impact of $133.7 million of net expense related to a securities class action settlement.
(b)The tax impact of non-GAAP items represents the incremental tax expense/benefit that would have been incurred by the Company had these items been excluded from net income attributable to EQT Corporation. This approach resulted in a blended tax rate of 24.3% and 24.7% for the three months ended September 30, 2026 and 2025, respectively, and 25.3% and 25.1% for the nine months ended September 30, 2026 and 2025, respectively. The blended tax rates differ from the Company's statutory tax rate due primarily to state taxes, including valuation allowances limiting certain state tax benefits.

Adjusted EBITDA, Adjusted EBITDA Attributable to Noncontrolling Interests and Adjusted EBITDA Attributable to EQT
Adjusted EBITDA is defined as net income excluding net interest expense, income tax expense, depreciation, depletion and amortization, (gain) loss on sale/exchange of long-lived assets, impairments, the revenue impact of changes in the fair value of derivative instruments prior to settlement and certain other items that the Company's management believes do not reflect the Company's core operating performance. Adjusted EBITDA attributable to EQT is defined as adjusted EBITDA less adjusted EBITDA attributable to noncontrolling interests. Adjusted EBITDA attributable to noncontrolling interests is defined as the proportionate share of adjusted EBITDA attributable to the third-party ownership interests in the Non-Wholly Owned Consolidated Subsidiaries (defined below).

The Company's management believes that these measures provide useful information to investors regarding the Company’s financial condition and results of operations because they help facilitate comparisons of operating performance and earnings trends across periods by excluding the impact of items that, in their opinion, do not reflect the Company’s core operating performance. For example, adjusted EBITDA reflects only the impact of settled derivative instruments and excludes the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement. In addition, adjusted EBITDA includes the impact of distributions received from equity method investments, which excludes the impact of depreciation included within equity earnings from equity method investments and helps facilitate comparisons of the core operating performance of the Company's equity method investments.

The table below reconciles adjusted EBITDA and adjusted EBITDA attributable to EQT with net income, the most comparable financial measure as calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(Thousands)
Net income	$345,077	$407,216	$2,180,455	$1,579,290
Add (deduct):
Interest expense, net	72,152	109,929	244,381	333,166
Income tax expense	86,682	129,266	604,967	443,549
Depreciation, depletion and amortization	639,783	688,382	1,984,167	1,932,628
(Gain) loss on sale/exchange of long-lived assets	(2,893)	(5,623)	659	(2,402)
Impairment and expiration of leases	6,007	3,476	16,062	9,391
(Gain) loss on derivatives	(100,287)	(135,784)	93,342	(176,829)
Net cash settlements received (paid) on derivatives	70,521	74,960	(160,527)	(118,390)
Other expenses (a)	3,802	28,962	10,422	182,693
Income from investments	(43,688)	(44,638)	(165,929)	(138,274)
Distributions from equity method investments	65,760	69,679	187,083	202,560
Loss on debt extinguishment	18	1,909	29,887	19,478
Adjusted EBITDA	1,142,934	1,327,734	5,024,969	4,266,860
Deduct: Adjusted EBITDA attributable to noncontrolling interests (b)	(121,851)	(128,230)	(389,892)	(390,194)
Adjusted EBITDA attributable to EQT	$1,021,083	$1,199,504	$4,635,077	$3,876,666

(a)Consists primarily of transaction costs associated with acquisitions and other strategic transactions as well as costs related to exploring new venture opportunities. Other expenses for the three and nine months ended September 30, 2025 included the impact of $21.0 million and $24.5 million, respectively, of cash transaction costs related to the Olympus Energy Acquisition, and, for the nine months ended September 30, 2025 included the impact of $133.7 million of net expense related to a securities class action settlement.

(b)A non-GAAP financial measure. See below for a reconciliation of this non-GAAP financial measure to the most comparable financial measure as calculated in accordance with GAAP.

The Company consolidates its controlling equity interests in the Midstream JV and Eureka Midstream Holdings, LLC (Eureka Holdings and, together with the Midstream JV, the Non-Wholly Owned Consolidated Subsidiaries). The table below reconciles adjusted EBITDA of the Non-Wholly Owned Consolidated Subsidiaries and adjusted EBITDA attributable to noncontrolling interests with net income of the Non-Wholly Owned Consolidated Subsidiaries, the most comparable financial measure as calculated in accordance with GAAP. The Company's management believes that adjusted EBITDA attributable to noncontrolling interests provides useful information to investors regarding the impact of the third-party ownership interest in the Non-Wholly Owned Consolidated Subsidiaries on the Company's financial condition and results of operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(Thousands)
Non-Wholly Owned Consolidated Subsidiaries:
Net income	$146,630	$158,088	$516,420	$500,966
Add (deduct):
Interest expense, net	3,575	3,742	10,356	11,014
Depreciation and amortization	34,420	34,879	99,495	96,723
Loss on sale/exchange of long-lived assets	—	—	724	349
Income from investments	(41,824)	(42,078)	(139,810)	(125,652)
Distributions from equity method investments	64,984	66,579	179,171	191,090
Adjusted EBITDA	207,785	221,210	666,356	674,490
Deduct: Adjusted EBITDA of the Non-Wholly Owned Consolidated Subsidiaries attributable to EQT (a)	(85,934)	(92,980)	(276,464)	(284,296)
Adjusted EBITDA attributable to noncontrolling interests	$121,851	$128,230	$389,892	$390,194

(a)Adjusted EBITDA of the Non-Wholly Owned Consolidated Subsidiaries attributable to EQT is calculated based on EQT Corporation's current 40% Class A Unitholder share of available cash flow distributions from the Midstream JV and 60% ownership interest in Eureka Holdings. The Company believes that using its distribution share from the Midstream JV in the calculation of adjusted EBITDA of the Non-Wholly Owned Consolidated Subsidiaries attributable to EQT best reflects the economic impact of the Company's investment in the Midstream JV on adjusted EBITDA and earnings trends.

Adjusted Operating Cash Flow, Adjusted Operating Cash Flow Attributable to EQT, Free Cash Flow and Free Cash Flow Attributable to EQT
Adjusted operating cash flow is defined as net cash provided by operating activities less changes in other assets and liabilities. Adjusted operating cash flow attributable to EQT is defined as adjusted operating cash flow less adjusted EBITDA attributable to noncontrolling interests excluding net interest expense attributable to noncontrolling interests. Free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures and capital contributions to equity method investments. Free cash flow attributable to EQT is defined as adjusted operating cash flow attributable to EQT less accrual-based capital expenditures and capital contributions to equity method investments excluding the proportionate share of accrual-based capital expenditures and capital contributions to equity method investments attributable to the third-party ownership interests in the Non-Wholly Owned Consolidated Subsidiaries.

The Company's management believes that these measures provide useful information to investors regarding the Company's liquidity, including the Company's ability to generate cash flow in excess of its capital requirements and return cash to shareholders.

The tables below reconcile adjusted operating cash flow, adjusted operating cash flow attributable to EQT, free cash flow and free cash flow attributable to EQT with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(Thousands)
Net cash provided by operating activities	$1,083,273	$1,017,699	$5,186,332	$4,000,565
Decrease (increase) in changes in other assets and liabilities	12,984	203,441	(360,667)	(194,779)
Adjusted operating cash flow (a)	1,096,257	1,221,140	4,825,665	3,805,786
Deduct:
Capital expenditures	(637,764)	(617,893)	(1,911,858)	(1,668,896)
Capital contributions to equity method investments	(60,918)	(2,359)	(117,438)	(44,406)
Free cash flow (a)	$397,575	$600,888	$2,796,369	$2,092,484

(a)Adjusted operating cash flow and free cash flow for the three and nine months ended September 30, 2025 included the impact of $21.0 million and $24.5 million, respectively, of cash transaction costs related to the Olympus Energy Acquisition, and, for the nine months ended September 30, 2025 included the impact of $133.7 million of net expense related to a securities class action settlement.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(Thousands)
Net cash provided by operating activities	$1,083,273	$1,017,699	$5,186,332	$4,000,565
Decrease (increase) in changes in other assets and liabilities	12,984	203,441	(360,667)	(194,779)
Adjusted operating cash flow (a)	1,096,257	1,221,140	4,825,665	3,805,786
(Deduct) add:
Adjusted EBITDA attributable to noncontrolling interests (b)	(121,851)	(128,230)	(389,892)	(390,194)
Net interest expense and other attributable to noncontrolling interests	352	1,190	2,557	3,470
Adjusted operating cash flow attributable to EQT (a) (c)	974,758	1,094,100	4,438,330	3,419,062
(Deduct) add:
Capital expenditures	(637,764)	(617,893)	(1,911,858)	(1,668,896)
Capital contributions to equity method investments	(60,918)	(2,359)	(117,438)	(44,406)
Capital expenditures attributable to noncontrolling interests	6,477	9,962	30,414	30,051
Capital contributions to equity method investments attributable to noncontrolling interests	—	—	4,272	23,123
Free cash flow attributable to EQT (a) (c)	$282,553	$483,810	$2,443,720	$1,758,934

(a)Adjusted operating cash flow, adjusted operating cash flow attributable to EQT and free cash flow attributable to EQT for the three and nine months ended September 30, 2025 included the impact of $21.0 million and $24.5 million, respectively, of cash transaction costs related to the Olympus Energy Acquisition, and, for the nine months ended September 30, 2025 included the impact of $133.7 million of net expense related to a securities class action settlement.

(b)A non-GAAP financial measure. See above for a reconciliation of this non-GAAP financial measure to the most comparable financial measure as calculated in accordance with GAAP.
(c)Adjusted operating cash flow attributable to EQT and free cash flow attributable to EQT are calculated based on EQT Corporation's current 40% Class A Unitholder share of available cash flow distributions from the Midstream JV and 60% ownership interest in Eureka Holdings. The Company believes that using its distribution share from the Midstream JV in the calculation of these measures best reflects the economic impact of the Company's investment in the Midstream JV on adjusted operating cash flow, free cash flow and earnings trends.

Upstream Adjusted Operating Revenues
Upstream adjusted operating revenues (also referred to as total natural gas and liquids sales, including cash settled derivatives and previously referred to as Production adjusted operating revenues) is defined as total Upstream operating revenues, less the revenue impact of changes in the fair value of Upstream derivative instruments prior to settlement and Upstream other revenues. The Company’s management believes that this measure provides useful information to investors regarding the Company's financial condition and results of operations because it helps facilitate comparisons of operating performance and earnings trends across periods. Upstream adjusted operating revenues reflects only the impact of settled Upstream derivative contracts; thus, the measure excludes the often-volatile revenue impact of changes in the fair value of derivative instruments prior to settlement. The measure also excludes Upstream other revenues because it is unrelated to the revenue from the Company's natural gas and liquids production.

The table below reconciles Upstream adjusted operating revenues with total Upstream operating revenues, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(Thousands, unless otherwise noted)
Total Upstream operating revenues	$1,630,178	$1,815,766	$6,500,250	$5,805,591
(Deduct) add:
Upstream (gain) loss on derivatives	(104,913)	(135,784)	88,716	(176,829)
Upstream net cash settlements received (paid) on derivatives	70,119	74,960	(160,929)	(118,390)
Upstream other revenues	(8,998)	(2,365)	(22,750)	(5,919)
Upstream adjusted operating revenues	$1,586,386	$1,752,577	$6,405,287	$5,504,453

Total sales volume (MMcfe)	582,802	634,395	1,834,975	1,773,373
Average sales price ($/Mcfe)	$2.60	$2.64	$3.58	$3.17
Average realized price ($/Mcfe)	$2.72	$2.76	$3.49	$3.10

Net Debt
Net debt is defined as total debt less cash and cash equivalents. Total debt includes the Company's current portion of debt, revolving credit facility borrowings and senior notes. The Company's management believes that net debt provides useful information to investors regarding the Company's financial condition and assists them in evaluating the Company's leverage since the Company could choose to use its cash and cash equivalents to retire debt.

The table below reconciles net debt with total debt, the most comparable financial measure calculated in accordance with GAAP, as derived from the Condensed Consolidated Balance Sheets to be included in EQT Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

	September 30, 2026	December 31, 2025

	(Thousands)
Current portion of debt (a)	$—	$507,119
Revolving credit facility borrowings (b)	333,000	360,000
Senior notes	5,219,552	6,933,209
Total debt	5,552,552	7,800,328
Deduct: Cash and cash equivalents	(78,715)	(110,795)
Net debt	$5,473,837	$7,689,533

(a)As of December 31, 2025, the current portion of debt included EQT Corporation's 3.125% senior notes and 7.75% debentures.
(b)As of September 30, 2026 and December 31, 2025, revolving credit facility borrowings included $270 million and $285 million, respectively, of borrowings outstanding under Eureka’s revolving credit facility.

Investor Contact
Cameron Horwitz
Managing Director, Investor Relations & Strategy
412.445.8454
Cameron.Horwitz@eqt.com

About EQT Corporation
EQT Corporation is a premier, vertically integrated American natural gas company with upstream and midstream operations focused in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

EQT management speaks to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via EQT’s investor relations website at ir.eqt.com.

Cautionary Statements Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release or made during the above referenced conference call specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQT Corporation (EQT) and its consolidated subsidiaries (collectively, the Company), including guidance regarding the Company's strategy to develop its reserves; drilling plans and programs (including the number and type of drilling rigs and the number of frac crews to be utilized by the Company, the projected amount of wells to be turned-in-line and the timing thereof); projected natural gas prices, basis and average differential; the impact of commodity prices on the Company's business; total resource potential; projected production and sales volumes, including projected strategic curtailments and the timing, duration and volume thereof; projected capital expenditures and per unit operating costs; the amount and timing of distributions to and from the Company's joint venture arrangements; the Company's ability to successfully implement and execute its operational and organizational initiatives, the timing thereof and the Company's ability to achieve the anticipated results of such initiatives; the Company's plans, objectives, expectations, goals and projections relating to the Company's LNG offtake and tolling agreements and growth projects, including statements relating to the anticipated in-service dates, volume, duration, cost, anticipated impacts to free cash flow and investment returns thereof; the Company's ability to achieve the intended operational, financial and strategic benefits from any proposed and recently completed strategic transactions, including the proposed transaction (the proposed transaction) between EQT and Range Resources Corporation (Range), and the timing thereof; other statements regarding the proposed transaction, including the expected closing and the timing thereof, and the pro forma combined company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, enterprise value, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, expected accretion to earnings and free cash flow and anticipated dividends; the amount and timing of any redemptions, repayments or repurchases of EQT's common stock, the Company's outstanding debt securities or other debt instruments; the Company's ability to reduce its debt and the timing of such reductions, if any; projected free cash flow; liquidity and financing requirements, including funding sources and availability; the Company's hedging strategy and projected margin posting obligations; the Company’s tax position and projected effective tax rate; and the expected impact of changes in laws.

The forward-looking statements included in this news release or made during the above referenced conference call involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company's ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital; the Company's hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting, storing and processing natural gas, natural gas liquids (NGLs) and oil; operational risks and hazards incidental to the gathering, transmission and storage of natural gas as well as unforeseen interruptions; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and pipe, sand and water required to execute the Company's exploration and development plans, including as a result of inflationary pressures or tariffs; risks associated with operating primarily in the Appalachian Basin; the ability to obtain environmental and other permits and the timing thereof; construction, business, economic, competitive, regulatory, judicial, environmental, political and legal uncertainties related to the development and construction by the Company or its joint ventures of pipeline and storage facilities and transmission assets and the optimization of such assets; the Company's ability to renew or replace expiring gathering, transmission or storage contracts at favorable rates, on a long-term basis or at all; risks relating to the Company's joint venture arrangements; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company's business due to recently completed or pending divestitures, acquisitions and other significant strategic transactions, including the proposed transaction between EQT and Range; and other risks related to the proposed transaction between EQT and Range, including potential delays in consummation, including as a result of regulatory proceedings, the risk that EQT's shareholders or Range’s shareholders do not approve the transaction, the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated, EQT's ability to integrate the acquired operations and assets in a successful manner and in the expected time period and the possibility that any of the anticipated benefits and projected synergies of such transaction will not be realized or will not be realized within the expected time period. These and other risks and uncertainties are described under the "Risk Factors" section and elsewhere in EQT's Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q and other documents EQT subsequently files from time to time with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, EQT does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information for Investors and Shareholders; Additional Information and Where to Find It
In connection with the proposed transaction, EQT intends to file with the U.S. Securities and Exchange Commission (the SEC) a registration statement on Form S-4 (the registration statement) that will include a joint proxy statement of EQT and Range and that will also constitute a prospectus of EQT (the joint proxy statement/prospectus). EQT and Range also intend to file other relevant documents regarding the proposed transaction with the SEC. This new release is not a substitute for the joint proxy statement/prospectus or the registration statement. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF EQT AND RANGE ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT MAY BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT EQT, RANGE, THE PROPOSED TRANSACTION, THE RISKS THERETO AND RELATED MATTERS. After the registration statement has been declared effective, a definitive joint proxy statement/prospectus will be mailed to the shareholders of EQT and the shareholders of Range. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus and other relevant documents filed or that will be filed with the SEC by EQT or Range through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by EQT may be obtained free of charge on EQT’s website at ir.eqt.com. Copies of the documents filed with the SEC by Range may be obtained free of charge on Range’s website at ir.rangeresources.com. The information included on, or accessible through, EQT’s or Range’s website is not incorporated by reference into this news release.

Participants in the Solicitation
EQT and Range and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction contemplated by the joint proxy statement/prospectus. Information regarding EQT’s directors and executive officers and their ownership of EQT’s securities is set forth in EQT’s filings with the SEC, including EQT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that was filed with the SEC on February 18, 2026 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000033213/000003321326000018/eqt-20251231.htm) and its Definitive Proxy Statement on Schedule 14A that was filed with the SEC on February 26, 2026 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000033213/000110465926020027/tm2613831_def14a.htm). To the extent such person’s ownership of EQT’s securities has changed since the filing of such proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Information regarding Range’s directors and executive officers and their ownership of Range’s securities is set forth in Range’s filings with the SEC, including Range’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that was filed with the SEC on February 24, 2026 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000315852/000119312526067292/rrc-20251231.htm) and its Definitive Proxy Statement on Schedule 14A that was filed with the SEC on March 31, 2026 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000033213/000110465926020027/tm261383-1_def14a.htm). To the extent such person’s ownership of Range’s securities has changed since the filing of such proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus and other relevant materials that will be filed with the SEC regarding the proposed transaction when such documents become available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation
This news release relates to the proposed transaction. This news release is for informational purposes only and is not intended to and shall not constitute an offer to buy, sell or exchange, or the solicitation of an offer to buy, sell or exchange, any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this news release in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

EQT CORPORATION AND SUBSIDIARIES
STATEMENTS OF CONDENSED CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(Thousands, except per share amounts)
Operating revenues:
Sales of natural gas, natural gas liquids and oil	$1,507,808	$1,677,617	$6,557,757	$5,622,843
Gain (loss) on derivatives	100,287	135,784	(93,342)	176,829
Pipeline and other	162,299	145,170	494,655	456,468
Total operating revenues	1,770,394	1,958,571	6,959,070	6,256,140
Operating expenses:
Transportation and processing	370,791	377,133	1,156,147	1,144,458
Production	92,079	98,302	307,573	278,258
Operating and maintenance	60,376	60,302	175,464	161,582
Purchased commodities	8,183	—	8,183	—
Selling, general and administrative	116,083	98,720	318,272	271,770
Depreciation, depletion and amortization	639,783	688,382	1,984,167	1,932,628
(Gain) loss on sale/exchange of long-lived assets	(2,893)	(5,623)	659	(2,402)
Impairment and expiration of leases	6,007	3,476	16,062	9,391
Other operating expenses	20,524	34,669	103,084	226,957
Total operating expenses	1,310,933	1,355,361	4,069,611	4,022,642
Operating income	459,461	603,210	2,889,459	2,233,498
Income from investments	(43,688)	(44,638)	(165,929)	(138,274)
Other income	(780)	(472)	(4,302)	(3,711)
Loss on debt extinguishment	18	1,909	29,887	19,478
Interest expense, net	72,152	109,929	244,381	333,166
Income before income taxes	431,759	536,482	2,785,422	2,022,839
Income tax expense	86,682	129,266	604,967	443,549
Net income	345,077	407,216	2,180,455	1,579,290
Less: Net income attributable to noncontrolling interests	66,386	71,354	203,110	217,142
Net income attributable to EQT Corporation	$278,691	$335,862	$1,977,345	$1,362,148

Income per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	625,991	624,532	625,696	607,245
Net income attributable to EQT Corporation	$0.45	$0.54	$3.16	$2.24
Diluted:
Weighted average common stock outstanding	629,172	628,324	628,992	611,427
Net income attributable to EQT Corporation	$0.44	$0.53	$3.14	$2.23

EQT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2026	December 31, 2025

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$78,715	$110,795
Accounts receivable (less allowance for credit losses: $5,830 and $3,088)	725,938	1,457,959
Derivative instruments, at fair value	185,211	202,390
Prepaid expenses and other	120,636	124,007
Total current assets	1,110,500	1,895,151

Property, plant and equipment	50,113,651	48,472,497
Less: Accumulated depreciation and depletion	16,446,632	14,914,689
Net property, plant and equipment	33,667,019	33,557,808

Investments in unconsolidated entities	3,960,861	3,630,577
Net intangible assets	189,407	200,486
Goodwill	2,062,462	2,062,462
Other assets	451,610	446,390
Total assets	$41,441,859	$41,792,874

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$—	$507,119
Accounts payable	1,138,859	1,367,431
Derivative instruments, at fair value	62,860	137,299
Accrued interest	82,657	137,505
Other current liabilities	285,515	335,487
Total current liabilities	1,569,891	2,484,841

Revolving credit facility borrowings	333,000	360,000
Senior notes	5,219,552	6,933,209
Deferred income taxes	4,048,587	3,472,010
Asset retirement obligations and other liabilities	1,251,527	1,182,666
Total liabilities	12,422,557	14,432,726

Equity:
Common stock, no par value, shares authorized: 1,280,000, shares issued: 625,547 and 624,076	19,560,596	19,517,761
Retained earnings	5,906,699	4,237,089
Accumulated other comprehensive loss	(1,789)	(2,173)
Total common shareholders' equity	25,465,506	23,752,677
Noncontrolling interests in consolidated subsidiaries	3,553,796	3,607,471
Total equity	29,019,302	27,360,148
Total liabilities and equity	$41,441,859	$41,792,874

EQT CORPORATION AND SUBSIDIARIES
STATEMENTS OF CONDENSED CONSOLIDATED CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2026	2025

	(Thousands)
Cash flows from operating activities:
Net income	$2,180,455	$1,579,290
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense	576,339	446,674
Depreciation, depletion and amortization	1,984,167	1,932,628
Loss (gain) on sale/exchange of long-lived assets	659	(2,402)
Impairment and expiration of leases	16,062	9,391
Income from investments	(165,929)	(138,274)
Loss on debt extinguishment	29,887	19,478
Share-based compensation expense	67,659	43,824
Distributions from equity method investments	187,083	202,560
Other	16,468	7,836
Loss (gain) on derivatives	93,342	(176,829)
Net cash settlements paid on derivatives	(160,527)	(118,390)
Changes in other assets and liabilities:
Accounts receivable	732,853	296,345
Accounts payable	(238,941)	(4,487)
Income tax receivable and payable	16,050	97,378
Other current assets	6,534	42,697
Other items, net	(155,829)	(237,154)
Net cash provided by operating activities	5,186,332	4,000,565
Cash flows from investing activities:
Capital expenditures	(1,896,087)	(1,675,691)
Cash paid for acquisitions, net of cash acquired	(79,560)	(484,807)
Net cash received (paid) for sale/exchange of assets	450	(8,603)
Cash paid for acquisitions of additional interests in equity method investments	(216,209)	—
Capital contributions to equity method investments	(117,438)	(44,406)
Other investing activities	(2,221)	(10,388)
Net cash used in investing activities	(2,311,065)	(2,223,895)
Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	4,518,500	3,018,000
Repayment of revolving credit facility borrowings	(4,545,500)	(3,210,800)
Debt issuance costs	—	(9,623)
Repayment and retirement of debt	(2,237,944)	(905,698)
Net premiums paid on debt extinguishment	(22,649)	(29,507)
Dividends paid	(309,490)	(286,662)
Contribution from noncontrolling interests	98,357	—
Distributions to noncontrolling interests	(355,142)	(259,217)
Cash paid for taxes to net settle share-based incentive awards	(47,398)	(53,830)
Other financing activities	(6,081)	(5,690)
Net cash used in financing activities	(2,907,347)	(1,743,027)
Net change in cash and cash equivalents	(32,080)	33,643
Cash and cash equivalents at beginning of period	110,795	202,093
Cash and cash equivalents at end of period	$78,715	$235,736

EQT CORPORATION AND SUBSIDIARIES
PRICE RECONCILIATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(Thousands, unless otherwise noted)
NATURAL GAS
Sales volume (MMcf)	544,536	595,642	1,722,847	1,666,421
NYMEX price ($/MMBtu)	$2.96	$3.07	$3.60	$3.37
Btu uplift	0.16	0.17	0.20	0.19
Natural gas price ($/Mcf)	$3.12	$3.24	$3.80	$3.56

Basis ($/Mcf) (a)	$(0.65)	$(0.70)	$(0.31)	$(0.50)
Cash settled basis swaps ($/Mcf)	0.01	0.02	(0.11)	(0.02)
Average differential, including cash settled basis swaps ($/Mcf)	(0.64)	(0.68)	(0.42)	(0.52)
Average adjusted price ($/Mcf)	2.48	2.56	3.38	3.04
Cash settled derivatives ($/Mcf)	0.12	0.10	0.02	(0.05)
Average natural gas price, including cash settled derivatives ($/Mcf)	$2.60	$2.66	$3.40	$2.99
Natural gas sales, including cash settled derivatives	$1,417,219	$1,586,374	$5,865,609	$4,987,247

LIQUIDS
NGLs, excluding ethane:
Sales volume (MMcfe) (b)	21,025	23,650	62,334	66,997
Sales volume (Mbbl)	3,504	3,942	10,389	11,166
NGL price ($/Bbl)	$36.73	$31.82	$38.08	$37.12
Cash settled derivatives ($/Bbl)	(0.31)	0.70	(0.18)	(0.21)
Average NGL price, including cash settled derivatives ($/Bbl)	$36.42	$32.52	$37.90	$36.91
NGL sales, including cash settled derivatives	$127,636	$128,183	$393,789	$412,206
Ethane:
Sales volume (MMcfe) (b)	14,923	12,157	41,561	32,759
Sales volume (Mbbl)	2,488	2,026	6,927	5,460
Ethane price ($/Bbl)	$6.52	$6.86	$8.56	$8.01
Ethane sales	$16,223	$13,901	$59,312	$43,730
Oil:
Sales volume (MMcfe) (b)	2,318	2,946	8,233	7,196
Sales volume (Mbbl)	386	491	1,372	1,199
Oil price ($/Bbl)	$65.51	$49.12	$63.09	$51.09
Oil sales	$25,308	$24,119	$86,577	$61,270

Total liquids sales volume (MMcfe) (b)	38,266	38,753	112,128	106,952
Total liquids sales volume (Mbbl)	6,378	6,459	18,688	17,825
Total liquids sales	$169,167	$166,203	$539,678	$517,206

TOTAL
Total natural gas and liquids sales, including cash settled derivatives (c)	$1,586,386	$1,752,577	$6,405,287	$5,504,453
Total sales volume (MMcfe)	582,802	634,395	1,834,975	1,773,373
Average realized price ($/Mcfe)	$2.72	$2.76	$3.49	$3.10

(a)Basis represents the difference between the ultimate sales price for natural gas, including the effects of delivered price benefit or deficit associated with the Company's firm transportation agreements, and the NYMEX natural gas price.
(b)NGLs, ethane and oil were converted to Mcfe at a rate of six Mcfe per barrel.
(c)Also referred to herein as Upstream adjusted operating revenues, a non-GAAP supplemental financial measure.